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Exhibit 99(a)(5)(v)

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NEWS RELEASE For Immediate Release 630/734-2383	For more information: Mary Ryan

Aftermarket Technology Corp. Announces Supplemental Information Pertaining to the Tender Offer

        WESTMONT, Illinois, Wednesday, January 28, 2004—Aftermarket Technology Corp. (NASDAQ:ATAC), today announced Supplemental Information Pertaining to its modified Dutch auction tender offer, which expired at 5:00 p.m., New York City time on January 20, 2004.

        As a result of the rejection of shares that were tendered in the tender offer conditioned upon a proration factor of 100%, American Stock Transfer and Trust Company has advised the Company that the final proration factor is 74.56% of the total number of shares validly tendered by stockholders who did not include such condition in their tender. The number of shares accepted by the Company and the price per share remain the same—2,638,500 shares of common stock at $15.75 per share.

        ATC is headquartered in Westmont, Illinois. The Company's operations include drivetrain remanufacturing for the automobile manufacturers and the independent aftermarket, third party logistics, electronics remanufacturing and reverse logistics services.

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    The preceding paragraphs contain statements that are not related to historical results and are "forward-looking" statements. Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions. Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate. Actual results may differ materially from those projected or implied in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and other filings made by the Company with the Securities and Exchange Commission.

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Exhibit 99(a)(5)(v)
Aftermarket Technology Corp. Announces Supplemental Information Pertaining to the Tender Offer
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